Exhibit 4.10

Execution Version

LETTER OF CREDIT FACILITY AGREEMENT

This Letter of Credit Facility Agreement, dated as of December 2, 2020, is by and among NRG ENERGY, INC., a Delaware corporation (the “Applicant”), the financial institutions from time to time parties hereto, each in its capacity as the issuer of Letters of Credit issued by it hereunder (such financial institutions, together with their respective successors and permitted assigns, are referred to hereinafter each individually as an “Issuer” and collectively as the “Issuers”), Deutsche Bank Trust Company Americas, as administrative agent for the Issuers (in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”).

WHEREAS, each Issuer shall, subject to the terms and conditions set forth herein, issue one or more letters of credit, in a form reasonably satisfactory to such Issuer (each, as amended or otherwise modified from time to time, a “Letter of Credit”) for the account of the Applicant or for the account of any Subsidiary of the Applicant or any Minority Investment and for the benefit of one or more Persons (each, as defined below) (each, a “Beneficiary”);

WHEREAS, the Applicant has established, and is the owner of a securities account, Account No. [***] and a deposit account holding cash, Account No. [***], each maintained with Deutsche Bank Trust Company Americas (in its capacities as a securities intermediary and a deposit bank, collectively, the “Securities Intermediary” and such accounts collectively, the “NRG Collateral Account”);

WHEREAS, the Applicant shall, pursuant to the terms and conditions set forth herein, grant a security interest to the Collateral Agent, for the benefit of the Secured Parties, in the NRG Collateral Account and all Collateral on deposit therein or credited thereto;

WHEREAS, the Applicant has entered into a Facility Agreement dated as of the date hereof (the “Facility Agreement”) with Alexander Funding Trust, a Delaware statutory trust (the “Trust”), and Deutsche Bank Trust Company Americas, pursuant to which the Trust has agreed to act as an unconditional source of liquid assets for the Applicant on the terms and conditions set forth therein;

WHEREAS, the Trust has established, and is the owner of, a securities account, Account No. [***], maintained with the Securities Intermediary (such account the “Trust Collateral Account”);

WHEREAS, the Applicant shall, pursuant to the terms and conditions set forth herein, direct and cause the Trust to grant a security interest to the Collateral Agent, for the benefit of the Secured Parties, in the Trust Collateral Account and all Collateral on deposit therein or credited thereto; and

WHEREAS, the Applicant and the Issuers desire to set forth the terms and conditions that shall apply to the foregoing Letters of Credit and certain related matters in connection therewith.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Applicant, the Collateral Agent and the Issuers hereby agree as follows:

1.            Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Agent” has the meaning specified in the preamble hereof.

“Agents” has the meaning specified in Section 17.

“Agent-Related Persons” means each Agent, together with its affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of each Agent and such affiliates.

“Aggregate Availability” means, at any time, the lesser of (i) an amount equal to sum of (a) 97.18% of the Net Asset Value of the Eligible UST Assets credited to the Collateral Accounts at such time and (b) 99% of the Net Asset Value of all cash on deposit in the Collateral Accounts at such time and (ii) the Facility Amount.

“Aggregate Collateral Amount” has the meaning specified in Section 5(a).

“Agreement” means this Letter of Credit Facility Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Aggregate Collateral Amount” has the meaning specified in Section 5(a).

“Amendment” has the meaning specified in Section 3.

“Amendment Request” has the meaning specified in Section 3.

“Anti-Corruption Laws” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and, to the extent applicable, other similar legislation in any other jurisdictions.

“Applicant” has the meaning specified in the preamble hereof.

“Applicant Governing Body” has the meaning specified in Section 11A(a)(ii).

“Authorized Officer” has the meaning specified in Section 11A(a)(ii).

“Base Rate” means, with respect to any amount payable hereunder, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1.00%.

The Base Rate is an index rate and is not necessarily intended to be the lowest or best rate of interest charged to other customers in connection with extensions of credit to customers or to other banks. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the day of such change in the Prime Rate or the Federal Funds Rate, respectively.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Beneficiary” has the meaning specified in the recitals hereto.

“Board of Directors” shall mean (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (b) with respect to a partnership, the board of directors of the general partner of the partnership; (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means a day other than a Saturday, a Sunday or any other day on which banks are authorized or required by law to close in New York City.

“Calculation Agency Agreement” means that certain Calculation Agency Agreement, dated as of the date hereof, between the Applicant and Credit Suisse Securities (USA) LLC, as the calculation agent.

“Capital Stock” shall mean (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following:

(a)            the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Applicant and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of the Applicant or any of its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan); or

(b)            the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than a corporation owned directly or indirectly by the stockholders of the Applicant in substantially the same proportion as their ownership of stock of the Applicant prior to such transaction, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Applicant, measured by voting power rather than number of shares.

“Change of Control Triggering Event” means (i) a Change of Control has occurred and (ii) the P-Caps are downgraded by each of the Rating Agencies on any date during the 60-day period commencing after the earlier of (a) the occurrence of a Change of Control and (b) public disclosure by the Applicant of the occurrence of a Change of Control or the Applicant’s intention to effect a Change of Control; provided, however, that a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not constitute a Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Administrative Agent in writing at the Applicant’s or the Administrative Agent’s request that such downgrade was the result of the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of such downgrade); provided further that no Change of Control Triggering Event shall occur if following such downgrade, (x) the P-Caps are rated Investment Grade by each of the Rating Agencies or (y) the ratings of the P-Caps by each of the Rating Agencies are equal to or better than their respective ratings on the issue date thereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning given to the term “LC Facility Collateral” in the Pledge Agreement.

“Collateral Accounts” means, collectively, the NRG Collateral Account and the Trust Collateral Account.

“Collateral Agent” has the meaning specified in the preamble hereof.

“Collateral Valuation Date” means (i) each date on which the Applicant delivers a Request or an Amendment Request to an Issuer, (ii) the date that is three (3) Business Days prior to each L/C Roll Determination Date, in the case of clause (ii) only, to the extent requested by the applicable Issuer on such date, (iii) each date on which the Collateral Agent withdraws cash and/or Eligible UST Assets from one or more Collateral Accounts pursuant to Section 4(b) and (iv) the effective date of a Commitment reduction pursuant to Section 31(b), to the extent requested by NRG.

“Commitment” means, at any time with respect to an Issuer, the amount set forth beside such Issuer’s name under the heading “Commitment” on Schedule I attached to this Agreement (as such Schedule may be amended from time to time with respect to any Issuer with the written consent of the Applicant and such Issuer, it being understood and agreed that no other consent will be required hereunder to establish, increase or decrease the commitment of an Issuer and only the consent of the Applicant and such Issuer will be required to establish, increase or decrease such commitment). “Commitments” means, collectively, the aggregate amount of the commitments of all the Issuers.

“Defaulting Issuer” shall mean, at any time, any Issuer that, at such time, has (a) notified the Applicant or the Administrative Agent, in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its Letter of Credit issuance, continuance or amendment obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Issuer’s good faith determination that a condition precedent thereto (specifically identified and, if available to such Issuer, supported by reasonable background information provided by such Issuer) cannot be satisfied) or generally its funding obligations under other agreements in which it commits to extend credit, (b) failed, within three Business Days after request by the Administrative Agent or Applicant, in each case, acting in good faith, to provide a certification in writing from an authorized officer of such Issuer that it will comply with its Letter of Credit issuance, continuance or amendment obligations, provided that such Issuer shall cease to be a Defaulting Issuer pursuant to this clause (b) upon receipt by the Administrative Agent or the Applicant of such written certification, or (c) taken any action or become the subject of an Issuer Insolvency Event with respect to such Issuer or its Parent Company; provided that an Issuer shall not be a Defaulting Issuer pursuant to this clause (c) solely by virtue of the ownership or acquisition of any equity interest in such Issuer or its Parent Company by a Governmental Authority or agency thereof. A determination, if any, by the Administrative Agent (it being understood and agreed that (A) the Administrative Agent may, but shall be under no obligation to, make any such determination and (B) a determination by the Administrative Agent shall not be required for an Issuer to become a Defaulting Lender if the requirements of this definition are otherwise satisfied) that an Issuer is a Defaulting Lender under any of clauses (a) through and including (c) above will be conclusive and binding absent manifest error, and, if any such a determination is made, such Issuer shall be deemed to be a Defaulting Lender upon notification of such determination by the Administrative Agent to the Applicant and the Issuers.

“Dragon Acquisition Closing Date” shall mean the date of consummation of the acquisition of Direct Energy, the North American energy supply, services and trading business of Centrica plc, pursuant to the terms of that certain Purchase Agreement, dated as of July 24, 2020, among the Applicant, Centrica plc, a public limited company organized under the laws of England and Wales and certain other parties party thereto.

“Effective Date” has the meaning specified in Section 11B.

“Eligible UST Assets” means a portfolio of principal and interest STRIPS of U.S. Government Obligations, each with a stated maturity date that is no later than November 15, 2023.

“Event of Default” has the meaning specified in Section 15(a).

“Excess Eligible UST Assets” has the meaning given to such term in the Pledge Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Execution Date” has the meaning specified in Section 11A.

“Facility Agreement” has the meaning specified in the recitals hereto.

“Facility Amount” means (a) prior to the Effective Date, $874,000,000, and (b) at any time thereafter, the aggregate Commitments of the Issuers at such time (as such amount may be established, increased or reduced from time to time in accordance with the terms of Section 16 or 31); provided that, any such increase that will cause the Facility Amount to exceed $874,000,000 shall be subject to the consent requirement set forth in clause (vii) of Section 16.

“Facility Documents” means, collectively, (a) this Agreement, (b) Requests, (c) Amendment Requests, (d) the Issuer Joinder Agreement and (e) the Pledge Agreement, together with any modification of, or any waiver with respect to, any of the foregoing.

“Federal Funds Rate” means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided, that, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Governmental Authority” means any nation or government, any state, province, territory or other political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, or any governmental or non-governmental authority regulating the generation and/or transmission of energy, including the Electric Reliability Council of Texas or any other entity succeeding thereto.

“Indebtedness” means with respect to the Applicant all obligations (a) in respect of money borrowed, (b) evidenced by notes, bonds, debentures or other similar instruments or letters of credit (or reimbursement agreements in respect thereof) and (c) in respect of banker’s acceptances, in each case, of the Applicant, and any guaranties by the Applicant of any of the foregoing of any other Person.

“Indemnified Parties” has the meaning specified in Section 10.

“Issuance Period” means the period commencing on the Effective Date and ending on the Termination Date.

“Issuer” and “Issuers” have the meanings specified in the preamble hereof.

“Issuer Costs” has the meaning specified in Section 8(a).

“Issuer Insolvency Event” shall mean that (a) an Issuer or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (b) such Issuer or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been publicly appointed for such Issuer or its Parent Company, or such Issuer or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.

“Issuer Joinder Agreement” means the joinder agreement dated on or prior to the Effective Date, in form and substance reasonably satisfactory to the Applicant, the Administrative Agent and the Issuers party thereto, executed by each Issuer party thereto, the Administrative Agent, the Collateral Agent, the Applicant and the Trust, pursuant to which the Issuer(s) establish the initial Commitments hereunder.

“L/C Fee” has the meaning specified in Section 8(b)(i).

“L/C Fee Payment Date” means the last Business Day of each of March, June, September and December, and the Termination Date.

“L/C Outstandings” means, at any time, an aggregate amount equal to the sum of (a) the Stated Amount of all outstanding Letters of Credit and (b) the aggregate amount of all unpaid L/C Reimbursement Amounts, in each case, at such time.

“L/C Reimbursement Amount” has the meaning specified in Section 4(a).

“L/C Roll Determination Date” has the meaning specified in Section 3(d).

“Letter of Credit” has the meaning specified in the recitals hereto.

“Lien” means, with respect to any asset, any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, encumbrance, restriction, collateral assignment, charge or security interest in, on or of such asset.

“Majority Issuers” means at any date of determination Issuers whose Pro Rata Shares aggregate more than 50%.

“Minimum Collateral Base” means, on any date as of which it is determined hereunder, the quotient obtained by dividing (a) the Facility Amount on such date, divided by (b) Minimum Collateral Percentage.

“Minimum Collateral Percentage” means a number, expressed as a percentage, equal to the sum of (a) the product of (i) a fraction, the numerator of which is the Net Asset Value of all cash on deposit in the Collateral Accounts and the denominator of which is the Net Asset Value of all Collateral on deposit in or credited to the Collateral Accounts, in each case, as determined in accordance with Section 6(a) and (ii) 99% and (b) the product of (i) a fraction, the numerator of which is the Net Asset Value of all Eligible UST Assets credited to the Collateral Accounts and the denominator of which the Net Asset Value of all Collateral on deposit in or credited to the Collateral Accounts, in each case, as determined in accordance with Section 6(a) and (ii) 97.18%.

“Minority Investment” shall mean any Person (other than a Subsidiary) in which the Applicant or any Subsidiary owns Capital Stock.

“Moody’s” means Moody’s Investors Service, Inc. or any successor entity.

“Nationally Recognized Statistical Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act.

“Net Asset Value” has the meaning specified in Section 6(a).

“Non-Excluded Taxes” has the meaning specified in Section 9.

“Notice Date” has the meaning specified in Section 6(b).

“NRG Collateral Account” has the meaning specified in the recitals hereto.

“Obligations” means all of the Applicant’s obligations to pay fees, costs and expenses, to pay principal or interest and any L/C Reimbursement Amount, in each case, to any Agent or any Issuer under this Agreement and the other Facility Documents.

“OFAC” means the United States Treasury Department Office of Foreign Assets Control.

“Other Taxes” means any stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any Facility Document, except with respect to an Issuer or the Administrative Agent, any such Taxes imposed with respect to an assignment (other than pursuant to a request by the Applicant under Section 9(c)) as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any Facility Document, or sold or assigned an interest in any Letter of Credit or Facility Document).

“Parent Company” shall mean, with respect to an Issuer, the bank holding company (as defined in Regulation Y of the Board of Governors of the Federal Reserve System of the United States of America), if any, of such Issuer, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Issuer.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“P-Caps” means the pre-capitalized trust securities issued by the Trust on the date hereof.

“Permitted Liens” means Liens on cash deposits and other funds maintained with a depository institution, in each case arising in the ordinary course of business by virtue of any statutory or common law provision relating to banker’s liens, including Section 4-210 of the UCC, and/or arising from customary contractual fee provisions, the reimbursement of funds advanced by a depositary or intermediary institution (and/or its Affiliates) on account of investments made or securities purchased, indemnity, returned check and other similar provisions

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Pledge Agreement” means that certain Pledge and Control Agreement, dated as of the date hereof, among the Applicant, the Collateral Agent, the Trust and the Securities Intermediary.

“Prime Rate” means, for any day, mean the rate of interest per annum publicly announced from time to time by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks” (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent); each change in the Prime Rate shall be effective as of the opening of business on the date such change is publicly announced as being effective; provided that in no event shall the “Prime Rate” at any time be less than 0.00% per annum. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.

“Proceeding” has the meaning specified in Section 26.

“Pro Rata Share” means, with respect to an Issuer, a fraction (expressed as a percentage), the numerator of which is the amount of such Issuer’s Commitment and the denominator of which is the sum of the amounts of all of the Issuers’ Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Issuer and the denominator of which is the aggregate amount of the Obligations owed to the Issuers.

“Rating Agency” means (a) each of Moody’s and S&P and (b) if any of Moody’s or S&P ceases to rate the P-Caps or fails to make a rating of the P-Caps publicly available, a Nationally Recognized Statistical Rating Organization selected by the Applicant which shall be substituted for Moody’s or S&P, as the case may be with respect to the P-Caps.

“Related Parties” means, with respect to any specified person, such Person’s affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and such Person’s affiliates.

“Request” has the meaning specified in Section 3.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor entity.

“Sanctioned Country” shall mean, at any time, a country or territory that is subject to comprehensive Sanctions.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Secured Parties” means the Issuers, the Administrative Agent and the Collateral Agent.

“Securities Intermediary” has the meaning specified in the recitals hereto.

“Shortfall Amount” has the meaning specified in Section 6(b).

“Shortfall Date” has the meaning specified in Section 6(b).

“Shortfall Notice” has the meaning specified in Section 6(b).

“Solvent” means, with respect to the Applicant on a particular date, that on such date, immediately after giving effect to all Letters of Credit (or any Amendment thereto) issued, continued or to be issued on such date, (a) the fair value of the property of the Applicant and its Subsidiaries, taken as a whole, at a fair valuation, taking into account the effect of any indemnities, contribution or subrogation rights, will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair salable value of the assets of the Applicant and its Subsidiaries, taken as a whole, taking into account the effect of any indemnities, contribution or subrogation rights, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Applicant and its Subsidiaries, taken as a whole, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (d) the Applicant and its Subsidiaries will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted.

“Stated Amount” means, at any time, with respect to any Letter of Credit or Letters of Credit, the total amount then available to be drawn under such Letter of Credit or Letters of Credit.

“STRIPS” means principal and interest strips of U.S. Treasury Securities created under the U.S. Treasury’s program for Separate Trading of Registered Interest and Principal of Securities (STRIPS) under 31 C.F.R. Section 356.31.

“Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. In no event will the Trust constitute a Subsidiary of NRG.

“Taxes” has the meaning specified in Section 9.

“Termination Date” has the meaning specified in Section 31(a).

“Total Assets” means the total consolidated assets of NRG and its Subsidiaries determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of NRG.

“Total Unutilized L/C Commitment” means, at any time, an amount equal to the remainder of (x) the Facility Amount in effect at such time, less (y) the aggregate amount of all L/C Outstandings at such time.

“Trust” has the meaning specified in the recitals hereto.

“Trust Collateral Account” has the meaning specified in the recitals hereto.

“Trust Governing Body” has the meaning specified in Section 11A(a)(ii).

“UCC” has the meaning specified in Section 13.

“U.S. Government Obligations” means U.S. Treasury securities that are direct obligations of the United States for payment of which its full faith and credit is pledged.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

2.            Applicability of Agreement. This Agreement shall apply to each Letter of Credit (and any Amendments thereto) existing or requested by the Applicant and issued or continued pursuant to the terms and conditions hereof.

3.            Issuance of Letters of Credit.

(a)          During the Issuance Period and subject to the terms and conditions hereof, within three (3) Business Days (or such shorter period of time acceptable to the relevant Issuer) after receipt by an Issuer (with a copy to the Administrative Agent) of (i) the Applicant’s written request, submitted substantially in the form of Exhibit A attached hereto (a “Request”), that such Issuer issue (or continue) a Letter of Credit or Letters of Credit to one or more Beneficiaries, or (ii) the Applicant’s written request, submitted substantially in the form of Exhibit B attached hereto (an “Amendment Request”), for an amendment to an existing Letter of Credit (an “Amendment”), each Issuer severally agrees to issue (or continue) such Letter of Credit or Letters of Credit (in each case, in a form reasonably satisfactory to such Issuer), or agree to such Amendment, as the case may be. If requested by the applicable Issuer, the Applicant also shall submit a letter of credit application on such Issuer’s standard form in connection with any request for a Letter of Credit. Each Issuer’s obligation to effect such issuance, continuance or Amendment shall be subject to the following conditions: (i) prior satisfaction by the Applicant of its obligations set forth in Section 5(a), (ii) payment in full of the fees and expenses described in Section 8 hereof that are due and payable on or prior to the date of issuance (or continuance) or amendment of such Letter of Credit and (iii) all representations and warranties contained in this Agreement are true and correct in all material respects as of the date of such issuance, continuance or Amendment, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date (provided that, in each case, if any representation or warranty is already qualified by materiality, such representation or warranty must be true and correct in all respects) and that no Event of Default hereunder has occurred as of the date such Letter of Credit is issued (or continued) or amended, as applicable. Each issuance, continuance or Amendment of a Letter of Credit shall be deemed to constitute a representation and warranty by the Applicant on the date of such issuance, continuance or Amendment as to the matters specified in the preceding subclause (iii). No Issuer shall be required or permitted to issue, continue, amend or renew any Letter of Credit (except to reduce the face amount thereof) if immediately after giving effect thereto, (x) the aggregate L/C Outstandings with respect to all Letters of Credit would exceed the Aggregate Availability or (y) the aggregate L/C Outstandings with respect to all Letters of Credit issued by such Issuer would exceed such Issuer’s Commitment. For the avoidance of doubt, no Issuer will be required to provide documentary, trade or commercial letters of credit without its prior written consent (in each Issuer’s sole discretion).

(b)          Notwithstanding the foregoing, no Issuer is under any obligation to issue any Letter of Credit or Amendment thereto if: (i) at the time of such issuance any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms enjoin or restrain such Issuer from issuing such Letter of Credit or any requirement of law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated hereunder) not in effect with respect to such Issuer on the Effective Date, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuer as of the Effective Date and which such Issuer reasonably and in good faith deems material to it, (ii) the proposed beneficiary is a Sanctioned Person or (iii) such issuance would violate any policies of such Issuer applicable to the issuance of letters of credit generally.

(c)          Each Issuer, in its sole discretion, may issue (or continue) any Letter of Credit through one or more of its branches or affiliates.

(d)          Notwithstanding anything to the contrary contained herein, in no event may a Request or Amendment Request be submitted to any Issuer, and no Letter of Credit (or Amendment thereto) shall be issued or continued, after the expiration of the Issuance Period unless expressly consented to in writing by the applicable Issuer. Furthermore, no Letter of Credit shall have an expiration date later than the earlier of (i) the date one year after the issuance of such Letter of Credit and (ii) the date that is five (5) Business Days prior to the last day of the Issuance Period; provided that a Letter of Credit may, upon the request of the Applicant, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five (5) Business Days prior to the last day of the Issuance Period) unless the Issuer notifies the beneficiary thereof at least 30 days (or within such longer period as specified in such Letter of Credit) (the date on which any such notice is due, the “L/C Roll Determination Date”) prior to the then-applicable expiration date that such Letter of Credit will not be renewed. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Applicant to, or entered into by the Applicant with, an Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(e)          Unless otherwise expressly agreed by the applicable Issuer and the Applicant (including any such agreement applicable to an existing Letter of Credit), when a Letter of Credit is issued, the rules of the International Standby Practices 1998 (ISP98) (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit.

(f)           It is understood that (i) no Issuer shall be responsible for any failure by any other Issuer to perform its obligation to issue any Letter of Credit hereunder; nor shall any Commitment of any Issuer be increased or decreased as a result of any failure by any other Issuer to perform its obligation to issue any Letter of Credit hereunder, (ii) no failure by any Issuer to perform its obligation to issue any Letter of Credit hereunder shall excuse any other Issuer from its obligation to issue any Letter of Credit hereunder, and (iii) the obligations of each Issuer hereunder shall be several, not joint and several.

(g)          As of the Business Day immediately preceding the requested issuance date of any Letter of Credit, the Administrative Agent shall determine the Total Unutilized L/C Commitment and Aggregate Availability and notify each Issuer thereof.

(h)          Each Issuer shall promptly (i) notify the Administrative Agent in writing of the Stated Amount and expiry date of each Letter of Credit issued by it and (ii) provide a copy of such Letter of Credit (and any amendments, renewals, increases or extensions thereof) to the Administrative Agent. Each Issuer shall provide to the Administrative Agent, within 10 Business Days of the end of each calendar month, an activity report in the form of Exhibit C attached hereto.

4.            Reimbursement.

(a)          The Applicant shall reimburse the applicable Issuer for the amount of any drawing honored under a Letter of Credit and paid by such Issuer (the “L/C Reimbursement Amount”). The Applicant shall reimburse the applicable Issuer under this Section 4(a) in immediately available funds (i) no later than 3:00 p.m. on the day (which shall be a Business Day) on which payment is made by such Issuer under a Letter of Credit; provided that the Issuer notifies the Applicant by 12:00 p.m. on such date that such Issuer has made such payment under such Letter of Credit and the full amount of the L/C Reimbursement Amount, or (ii) if the Issuer notifies the Applicant after 12:00 p.m. on the date of such payment, by 11:00 a.m. on the next Business Day following receipt of such notice by the Applicant; provided that the failure of the Issuer to so notify the Applicant, and any delay in so notifying the Applicant, shall not relieve, limit or otherwise affect any obligation of the Applicant under this Agreement or any related document. Each Issuer shall simultaneously provide a copy of each reimbursement notice provided to the Applicant under this Section 4(a) to the Administrative Agent and the Collateral Agent.

(b)          If the Applicant fails to reimburse the Issuer on the date and at the time required in accordance with Section 4(a), the Collateral Agent shall, following notice to the Collateral Agent from the applicable Issuer and upon not less than one (1) Business Days’ prior written notice from the Collateral Agent to the Applicant, withdraw from the NRG Collateral Account an amount of cash and/or Eligible UST Assets (in accordance with Section 6(d)) equal to the L/C Reimbursement Amount due to such Issuer and shall apply such amounts to repay such L/C Reimbursement Amount; provided that if there is not a sufficient amount of cash and/or Eligible UST Assets on deposit in or credited to the NRG Collateral Account on any such date, the Collateral Agent shall withdraw from the Trust Collateral Account (in accordance with Section 6(d)) an amount of Eligible UST Assets equal to the amount of such shortfall and shall apply such amounts to repay the L/C Reimbursement Amount due to such Issuer. The Applicant (x) authorizes and directs the Collateral Agent to charge the NRG Collateral Account (i) upon and after the drawing of any Letter of Credit for the full amount of the L/C Reimbursement Amount, to the extent the Applicant has failed to reimburse the applicable Issuer in accordance with Section 4(a), and (ii) from time to time for any other Obligations not paid within five (5) Business Days after the due date thereof and (y) confirms that it has irrevocably directed and caused the Trust to authorize and direct the Collateral Agent to charge the Trust Collateral Account (i) upon and after the drawing of any Letter of Credit for the full amount of the L/C Reimbursement Amount, to the extent the Applicant has failed to reimburse the applicable Issuer in accordance with Section 4(a), and (ii) from time to time for any other Obligations not paid within five (5) Business Days after the due date thereof.

(c)          The Applicant shall pay to each Issuer, promptly upon demand, all Issuer Costs as more specifically set forth in Section 8(a).

5.            Covenants.

(a)          The Applicant will, and will direct the Trust in accordance with the Facility Agreement to, enter into the Pledge Agreement with the Securities Intermediary and the Collateral Agent, pursuant to which the Applicant and the Trust will grant to the Collateral Agent a Lien on the Collateral Accounts to secure the Obligations owed to the Secured Parties. Prior to the issuance (or continuance) by any Issuer of any Letter of Credit (or any Amendment thereto) hereunder and as a condition precedent thereto, the Applicant shall confirm that the sum of (i) the aggregate Net Asset Value of cash and Eligible UST Assets deposited in or credited to the NRG Collateral Account and (ii) the aggregate Net Asset Value of Eligible UST Assets credited to the Trust Collateral Account (such aggregate amount, the “Aggregate Collateral Amount”) is equal to or greater than the Minimum Collateral Base. In the event the Aggregate Collateral Amount exceeds the Minimum Collateral Base, upon the written request of Applicant, any such excess amount, as certified by the Applicant, shall be released from any Lien created under the Pledge Agreement and the Applicant shall be permitted to withdraw such excess funds from the NRG Collateral Account, and shall be permitted to withdraw such excess assets from the Trust Collateral Account in connection with any permitted voluntary or mandatory exercise of issuance rights under the Facility Agreement, so long as no Event of Default has occurred and is continuing or would result therefrom; provided, further, that, in the case of any cancellation, termination or expiration of any Letter of Credit in connection therewith, the applicable Issuer shall have received reasonably satisfactory evidence of such cancellation, termination or expiration. The Applicant agrees to use commercially reasonable efforts to return such expired, terminated or cancelled Letter of Credit to the applicable Issuer within a reasonable period after such cancellation, termination or expiration. Upon release of any portion of the Collateral deposited by the Applicant in accordance with this Section 5(a), the Collateral Agent shall promptly execute and deliver to the Applicant, at the Applicant’s expense, such documents as the Applicant shall reasonably request to evidence the release of such Collateral from any Lien granted to the Collateral Agent.

(b)          The Applicant hereby agrees that it will (i) comply in all material respects with all applicable U.S. and foreign laws, regulations (including foreign exchange control regulations, foreign asset control regulations and other trade-related regulations) and rules now or later applicable to any Letter of Credit or this Agreement and the transactions contemplated thereunder and hereunder, or the Applicant’s execution, delivery and performance under this Agreement, preserve and maintain in full force and effect its corporate existence and good standing under the laws of its jurisdiction of organization, and (iii) pay and discharge as the same shall become due and payable, all of its material Taxes, assessments and governmental levies, except as such are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with U.S. generally accepted accounting principles or where failure to effect such payment is not adverse in any material respect to the Issuers.

(c)          The Applicant will comply, in all material respects, with the PATRIOT Act. The Applicant will not, directly or, to the knowledge of the Applicant, indirectly, use any Letter of Credit: (A) to fund any activities or business of or with any Person that, at the time thereof, is the subject of Sanctions or in any country or territory that, at the time thereof, is the subject of comprehensive Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the transactions contemplated hereby, whether as an issuer, underwriter, investor, or otherwise).

(d)          The Applicant hereby agrees that it will furnish to the Administrative Agent for distribution to each Issuer:

(i)            within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Applicant beginning with the fiscal quarter ending on March 31, 2021, its unaudited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition as of the close of such fiscal quarter of the Applicant and its consolidated Subsidiaries at such time and the results of its operations and the operations of such Subsidiaries during such fiscal quarter, certified by the chief financial officer or other responsible officer of the Applicant to the effect that such financial statements, while not examined by independent public accountants, reflect in the opinion of the Applicant all adjustments necessary to present fairly in all material respects the financial condition and results of operations of the Applicant and its consolidated Subsidiaries on a consolidated basis as of the end of and for such periods in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(ii)           within ninety (90) days after the end of each fiscal year of the Applicant beginning with the fiscal year ending on December 31, 2020, the Applicant’s consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition as of the close of such fiscal year of the Applicant and its consolidated Subsidiaries at such time and the results of its operations and the operations of such Subsidiaries during such year, all audited by KPMG LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Applicant and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(iii)          promptly upon the Applicant becoming aware of the occurrence of each Event of Default, a statement of the chief financial officer or other responsible officer of the Applicant setting forth details of such Event of Default and the action which the Applicant has taken and proposes to take with respect thereto;

(iv)          information and documentation reasonably requested in writing by any Issuer for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering rules and regulations;

(v)           prompt written notice of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification; and

(vi)          such other information relating to the business, operations, assets, liabilities or condition, financial or otherwise, of the Applicant as any Issuer (acting through the Administrative Agent) may from time to time reasonably request promptly following such request.

(f)  The Applicant shall cause each Collateral Account at all times to be under the sole dominion and control (within the meaning of Section 9-104 and/or 9-106 of the UCC, as applicable) of the Collateral Agent, and the Collateral Agent shall have the exclusive right of withdrawal over such account except as set forth in the Facility Agreement (as in effect on the date hereof).

6.            Collateral Account Monitoring and Shortfalls; Withdrawal of Eligible UST Assets from Collateral Accounts.

(a)          The Applicant agrees that the value of assets on deposit in the Collateral Accounts will be monitored by the Collateral Agent (or its sub-agent), and that the value of assets in the Collateral Accounts (the “Net Asset Value”) will be obtained according to the Collateral Agent’s (or its sub-agent’s) standard operating procedures on (i) each Collateral Valuation Date, and (ii) each other date as the Collateral Agent may be directed by the Majority Issuers in their discretion, in each case, in a commercially reasonable manner. For these purposes the value of any cash will be the face amount thereof and the value of any Eligible UST Assets will be obtained by reference to prices/quotes available on a reputable third party reporting or quotation service (such as Bloomberg, IDC or Reuters) or, if not so available, shall be their fair market value thereof as reasonably determined by the Collateral Agent or its sub-agent. The Collateral Agent shall have no liability for the value of any Eligible UST Assets obtained from a third party reporting service (or its sub-agent) and may, without further investigation, conclusively rely on such values. The Collateral Agent shall, no later than 12:00 p.m. on each Collateral Valuation Date, promptly provide notice to the Administrative Agent of the Net Asset Value.

(b)          The Administrative Agent will, in the event that the aggregate Net Asset Value of the Collateral Accounts, as calculated on any Collateral Valuation Date, is less than the Minimum Collateral Base, on such day (a “Notice Date”), notify the Applicant and each Issuer of such shortfall by electronic mail transmission (a “Shortfall Notice”). If a Shortfall Notice is given prior to 10:00 a.m. on a Business Day, then such Business Day shall be the “Shortfall Date”; provided that if such notice is given after 10:00 a.m. on a Business Day or on a day that is not a Business Day, then the subsequent Business Day shall be the “Shortfall Date”. The Shortfall Notice shall include (i) the aggregate Net Asset Value of each Collateral Account as of the Notice Date, (ii) the aggregate L/C Outstandings as of the Notice Date and (iii) a calculation showing the amount of cash or Eligible UST Assets that the Applicant would be required to provide to the Collateral Agent for contribution to the NRG Collateral Account, as set forth in Section 6(c), such that the Net Asset Value of the Collateral Accounts would be equal to the Minimum Collateral Base on any such Shortfall Date (such amount, the “Shortfall Amount”).

(c)          On any Shortfall Date, the Applicant may, but shall not be required to, deposit an amount of cash in U.S. dollars and/or or Eligible UST Assets equal to the Shortfall Amount in the NRG Collateral Account, with any such deposit to be made prior to 4:00 p.m. on the relevant Shortfall Date. If the Applicant has not made such deposit by such time, the Administrative Agent shall recalculate the Aggregate Availability and notify each Issuing Bank thereof. At any time thereafter, the Applicant may in its sole discretion elect to deposit an additional amount of cash in U.S. dollars and/or Eligible UST Assets in the NRG Collateral Account and shall provide the Administrative Agent notice of such deposit promptly after the desposit of such cash and/or Eligible UST Assets, and such amount shall be taken into account in the calculation of the Aggregate Net Asset Value of the NRG Collateral Account on the following Collateral Valuation Date.

(d)          In the event of any withdrawal by the Collateral Agent of Eligible UST Assets from any Collateral Account pursuant to Section 4(b), Section 15, or otherwise, the Collateral Agent and/or its sub-agent(s) shall (i) determine the amount of Eligible UST Assets that would need to be monetized to satisfy the Obligations then due and payable, the selection of such Eligible UST Assets to be sold being at the sole discretion of the Collateral Agent (and its sub-agent) and in a manner consistent with the Pledge Agreement, (ii) sell such amount of Eligible UST Assets and (iii) apply the cash proceeds from such sale to satisfy the Obligations then due and payable in accordance with the terms hereof.

7.            Representations and Warranties. The Applicant represents and warrants to the Agents and the Issuers as follows on the date hereof and as of the date of issuance (or continuance) of each Letter of Credit (or as of the date of any Amendment thereto):

(a)          (i) It is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and (ii) has (x) all the requisite powers and (y) all material government licenses, authorizations, consents and approvals required to carry on its business as now conducted, except, in the case of this clause (ii), to the extent the failure to do so could not reasonably be expected to result in a material adverse effect on the Applicant’s business, operations, property, assets, liabilities or financial condition.

(b)          The (i) execution, delivery and performance by it of this Agreement, (ii) the granting of the Liens granted by it (including the first priority nature thereof, subject to Permitted Liens) pursuant to the Pledge Agreement, (iii) the perfection or maintenance of the Liens created pursuant to the Pledge Agreement, and (iv) the granting of authority to the Agents and the Issuers with respect to the exercise of their respective rights hereunder or under any other Facility Document or remedies in respect of the Collateral Accounts, (v) are within its corporate powers, (w) have been duly authorized by all necessary corporate action, (x) require no action by or in respect of, or filing with, any governmental body, agency or official, except for any immaterial actions, consents, approvals, registrations or filings or such as have been made or obtained and are in full force and effect, (y) do not contravene, or constitute a default under, any provision of applicable material law or regulation or of constituent documents of the Applicant, as the case may be, or of any material agreement, judgment, injunction, order, decree or other material instrument binding upon the Applicant, as the case may be, or any of its subsidiaries, or (z) result in the creation or imposition of any Lien on any asset of the Applicant or any of its subsidiaries, except the Liens created pursuant to the Pledge Agreement.

(c)          This Agreement and each other Facility Document have each been duly executed and delivered by the Applicant. Each of this Agreement and each other Facility Document constitutes a legal, valid and binding agreement of the Applicant, enforceable against it in accordance with its terms, except to the extent such enforceability may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The Applicant acknowledges that the Collateral Agent has control (within the meaning of Section 9-104 and/or 9-016, as applicable, of the UCC) over the Collateral Accounts.

(d)          The Collateral Agent, for the benefit of the Secured Parties, has a valid, first-priority perfected security interest in and lien on all of the Collateral granted by the Applicant, subject to no other Lien, other than Permitted Liens, securing all Obligations hereunder, and all filings and other actions necessary or desirable to perfect and protect such security interests granted by the Applicant have been duly taken. All funds, assets and property provided by the Applicant to the Collateral Agent pursuant to the Facility Documents are free and clear of any Lien, other than Permitted Liens, except for the liens and security interests created under the Pledge Agreement, and the Applicant was the legal and beneficial owner thereof at the time provided to the Collateral Agent.

(e)          Both immediately before and immediately after the issuance (or continuance) of each Letter of Credit (or Amendment thereto), no Event of Default shall have occurred and be continuing.

(f)           The Applicant is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Neither the issuance (or continuance) of the Letters of Credit (or any Amendment thereto) nor the transactions contemplated hereunder will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

(g)          There is no action, suit, investigation, litigation or proceeding against the Applicant pending or, to the knowledge of the Applicant, threatened, before any court, tribunal, arbitrator or any other Governmental Authority or national securities exchange, that purports to affect the legality, validity or enforceability of this Agreement or as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected to result in a material adverse effect on the Applicant’s business, operations, property, assets, liabilities or financial condition.

(h)          The Applicant is Solvent.

(i)           The information included in the Beneficial Ownership Certification is true and correct in all material respects.

(j)           None of the Applicant, any of its Subsidiaries or, to the knowledge of the Applicant, any director, officer or employee of the Applicant or any of its subsidiaries, is a Sanctioned Person. No part of the proceeds of the Letters of Credit or payment or disbursement made pursuant thereto will be used directly or, to the knowledge of the Applicant, indirectly, (i) in violation of Anti-Corruption Laws or violation of Section 5(c) hereof.

(k)          The Facility Documents and the transactions contemplated thereby do not violate Regulations T, U or X of the Board of Governors of the Federal Reserve.

All representations and warranties made or deemed made in this Agreement shall survive the execution and delivery of this Agreement and the issuance (or continuance) of any Letter of Credit (or any Amendment thereto).

8.            Issuance Fee / Issuer Costs; Application of Payments.

(a)          The Applicant agrees to pay to the applicable Issuer, promptly upon demand, all reasonable and documented out-of-pocket costs and expenses (including attorney’s fees of a single external counsel for all Issuers and Agents) (collectively, the “Issuer Costs”) that the Issuer may pay or incur, or has already paid or incurred on or prior to the date hereof, in connection with the issuance (or continuance) of any Letter of Credit (or any Amendment thereto) and the negotiation, preparation, execution, performance and delivery of this Agreement and the transactions contemplated hereby and thereby, as well as in connection with the enforcement of, and preservation of the Issuer’s rights hereunder and thereunder, including, without limitation:

(i)             increased costs to the Issuer or any entity controlling the Issuer arising from the imposition or modification or effectiveness after the date hereof of any reserve, special deposit, insurance, or similar requirement by any Governmental Authority or from Taxes (other than (x) Non-Excluded Taxes that are imposed on any payments made hereunder or under any Facility Document, (y) Other Taxes, and (z) Taxes described in clauses (i) through (iv) in paragraph (a) of Section 9) including charges with respect to any Letters of Credit issued (or continued) by the Issuer;

(ii)            increased costs to the Issuer or any entity controlling the Issuer for issuing, continuing or maintaining any Letter of Credit or a reduction in the yield or amount received or receivable by the Issuer or any entity controlling the Issuer for issuing, continuing or maintaining any Letter of Credit, arising from any change in any applicable law, rule, regulation, guideline, request or directive, or any change in the interpretation of any of the foregoing (whether or not having the force of law) imposed or becoming effective after the date hereof by any Governmental Authority or agency imposing on the Issuer or such entity or any other condition affecting this Agreement or any Letter of Credit (or any Amendment thereto) or its issuance or continuance (including as to liquidity or capital adequacy), in each case imposed or becoming effective after the date hereof by any Governmental Authority or agency that has jurisdiction over the Issuer or any such entity controlling the Issuer (notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and (y) all requests, rules, guidelines, requirements and directives promulgated thereunder, and all requests, rules, guidelines, requirements and directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, are deemed to have been introduced or adopted after the date hereof, regardless of the date enacted, adopted, issued or implemented); and

(iii)           all documented out-of-pocket sums expended by the Agents and the Issuers, including, without limitation, reasonable and documented attorney’s fees, disbursements and court costs, in connection with the exercise of any right or remedy provided for herein, the preservation of the Collateral and the Issuer’s interest therein and the defense or prosecution of any actions, suits or proceedings arising out of or relating to the Collateral.

(b)          The Applicant shall pay the following fees:

(i)             to the Administrative Agent, for the account of each Issuer, a fee (the “L/C Fee”) as follows:

(1)            for the period from the Effective Date through and including March 31, 2021, in an amount equal to 0.55% of the Stated Amount of all outstanding Letters of Credit issued by such Issuer pursuant to this Agreement; and

(2)            for the period from and after April 1, 2021 until the Termination Date, in an amount equal to 0.55% of such Issuer’s aggregate Commitment hereunder,

in each case, payable quarterly in arrears on each L/C Fee Payment Date; and

(ii)            to the Administrative agent, for its own account, an annual administration fee in the amount agreed in writing pursuant to that certain Fee Proposal dated as of November 16, 2020 by the Administrative Agent and accepted by the Applicant, or as otherwise agreed in writing from time to time between the Applicant and the Administrative Agent.

Once paid, none of the fees shall be refundable under any circumstances. For the avoidance of doubt, the fees shall be in addition to any reimbursements of the Issuer’s out-of-pocket expenses pursuant to Section 8. Notwithstanding anything contained herein to the contrary, during such period as an Issuer is a Defaulting Issuer, such Defaulting Issuer will not be entitled to any L/C Fee accruing during such period.

(c)          If any Issuer becomes entitled to claim any additional amount pursuant to Section 8(a), it shall promptly notify the Applicant of the event by reason of which it has become so entitled. A certificate as to any additional amount payable pursuant to Section 8(a), showing in reasonable detail the determination of the additional amount claimed, submitted by the applicable Issuer to the Applicant shall be conclusive in the absence of manifest error. The agreements in this Section 8 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

(d)          Failure or delay on the part of any Issuer to demand compensation pursuant to pursuant to Section 8(a) shall not constitute a waiver of such Issuer’s right to demand such compensation; provided that the Applicant shall not be under any obligation to compensate any Issuer under pursuant to Section 8(a)(i) or (ii) with respect to any period prior to the date that is 270 days prior to such request.

(e)          Payments of the Obligations shall be apportioned ratably among the Issuers (according to the aggregate unpaid Obligations owing to each Issuer) and payments of the fees shall, as applicable, be apportioned ratably among the Issuers (according to the Pro Rata Shares of each Issuer), except for fees payable solely to the Agents. All payments shall be remitted to the Administrative Agent and all such payments not constituting payment of specific fees shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Agents from the Applicant; second, to pay any fees or expense reimbursements then due to the Issuers from the Applicant; third, to pay unpaid reimbursement obligations in respect of Letters of Credit; fourth, to the payment of any other Obligation; and fifth, to the extent of any excess, to the Applicant or to whosoever the Applicant may lawfully direct.

9.            Taxes.

(a)           All payments made by or on account of the Applicant under any Facility Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, including interest and penalties with respect thereto (“Taxes”), except as required by applicable law. If any Taxes, excluding the following Taxes:

(i)             net income taxes, franchise taxes (imposed in lieu of net income taxes), and branch profits taxes, in each case, imposed on the Administrative Agent or any Issuer as a result of (x) a present or former connection between the Administrative Agent or Issuer and the jurisdiction of the Governmental Authority imposing such Tax or political subdivision or taxing authority thereof or therein (other than any such connection arising from the Administrative Agent or any Issuer having executed, delivered or performed its obligations or received a payment under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, this Agreement, any Letter of Credit, or any Facility Document) or (y) as a result of the Administrative Agent or Issuer being organized under the laws of, or having its principal office or, in the case of any Issuer, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof),

(ii)            in the case of an Issuer, U.S. federal withholding Taxes imposed on a Letter of Credit or any Facility Document pursuant to a law in effect on the date on which (x) such Issuer acquires such interest in the Letter of Credit or Facility Document (other than pursuant to an assignment request or requirement by the Applicant under Section 9(c)) or (y) such Issuer changes its lending office (other than pursuant to a request by the Applicant under Section 9(c)),

(iii)           with respect to amounts to be received by an Issuer, Taxes attributable to such Issuer’s failure to comply with Section 9(b), and with respect to amounts to be received by the Administrative Agent, Taxes attributable to Administrative Agent’s failure to comply with Section 9(b), and

(iv)           any U.S. federal withholding tax imposed under Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code (“FATCA”).

(such non-excluded Taxes, “Non-Excluded Taxes”) are required by applicable law to be deducted or withheld from any amounts payable to or for the account of the Administrative Agent or any Issuer hereunder or under any Facility Document, the amounts so payable shall be increased to the extent necessary in order that the Administrative Agent or Issuer (after deduction or withholding of all Non-Excluded Taxes) receives an amount equal to the sum it would have received had no such deduction or withholding been made. Whenever any Taxes are payable by the Applicant pursuant to this Section 9, as promptly as possible the Applicant shall send to the Administrative Agent a certified copy of an original official receipt received by the Applicant showing payment thereof (or if such document is not reasonably available to the Applicant, other documentary evidence of payment). The Applicant shall indemnify the Administrative Agent and each Issuer for (i) any Non-Excluded Taxes imposed on or with respect to any payment made by or on account of the Applicant under this Agreement or any Facilities Document and (ii) any Other Taxes, in each case, payable or paid by the Issuer or Administrative Agent, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Applicant by an Issuer (with a copy to the Administrative Agent) shall be conclusive absent manifest error. The agreements in this Section 9 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

(b)          Each Issuer shall deliver to the Applicant and the Administrative Agent, at the time or times reasonably requested by the Applicant or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Applicant or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. The Administrative Agent shall deliver to the Applicant, at the time or times reasonably requested by the Applicant, such properly completed and executed documentation reasonably requested by the Applicant as will permit any payments to be made to the Administrative Agent without withholding. In addition, the Administrative Agent and any Issuer, if reasonably requested by the Applicant or the Administrative Agent (as applicable), shall deliver such other documentation prescribed by applicable law or reasonably requested by the Applicant or the Administrative Agent as will enable the Applicant or the Administrative Agent to determine whether or not such Issuer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in this Section 9(b), the completion, execution and submission of such documentation (other than (i) an IRS Form W-9, (ii) an applicable Form W-8, or (iii) any documentation prescribed by FATCA (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Applicant or the Administrative Agent as may be necessary for the Applicant and the Administrative Agent to comply with their obligations under FATCA and to determine that such Issuer has complied with such Issuer’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment (provided that, solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement), in each case to the extent the Issuer is legally entitled to complete, execute and submit such documentation) shall not be required if in an Issuer’s reasonable judgment such completion, execution or submission would subject such Issuer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Issuer.

(c)          If any Issuer requests compensation under Section 8(a)(i) or (ii), or requires the Applicant to pay any Non-Excluded Taxes or Other Taxes or additional amounts to any Applicant or any Governmental Authority for the account of any Issuer pursuant to Section 9, then such Issuer shall (at the request of the Applicant) use reasonable efforts to designate a different lending office for funding or booking its Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 8(a)(i) or (ii) or Section 9, as the case may be, in the future, and (ii) would not subject such Issuer to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Issuer. If any such Issuer has declined or is unable to designate a different lending office in accordance with this Section 9(c), then the Applicant may, at its sole expense and effort, upon notice to such Issuer and the Administrative Agent, require such Issuer to assign and delegate, without recourse, all of its interests, rights and obligations under this Agreement and the related Facility Documents to a permitted assignee that shall assume such obligations.

(d)          If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to Section 9 (including by the payment of additional amounts pursuant to this Section 9), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 9 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 9(d) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 9(d), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 9(d) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 9(d) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

10.          Indemnity. The Applicant hereby agrees to indemnify and hold harmless each Agent, each Issuer and each Related Party of each Agent and each Issuer (“Indemnified Parties”), promptly upon demand and to the fullest extent legally permissible, and hold each of them harmless from and in respect of any and all losses, damages, liabilities, expenses (including, without limitation, expenses of investigation and defense and reasonable and documented out-of-pocket fees, charges and disbursements of counsel), claims, liens or other obligations of any nature whatsoever (including, without limitation, the costs of enforcing this provision) that may arise out of any claim, litigation, investigation or proceeding in any connection whatsoever with this Agreement or a Letter of Credit, whether or not any Indemnified Parties are party to any such action and whether or not brought by third parties or the Applicant or its affiliates, other than losses, damages, liabilities, expenses, claims, liens or other obligations that (i) may arise out of such Indemnified Party’s gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a non-appealable final judgment or (ii) arise out of any claim, litigation, investigation or proceeding brought by such Indemnified Party against another Indemnified Party (other than any claim, litigation, investigation or proceeding that is brought by or against an Agent, acting in its capacity as such) that does not involve any act or omission of the Applicant. The agreements in this Section 10 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

11A.       Conditions to Execution Date. The effectiveness of this Agreement is subject to the satisfaction or waiver of the following conditions precedent (such initial date of satisfaction of such obligations and receipt of such items being the “Execution Date”); provided that, the obligations of the Issuers to issue Letters of Credit hereunder shall be subject to the satisfaction or waiver of the conditions precedent set forth in Section 11B below:

(a)          The Administrative Agent shall have received the following, each dated as of the Execution Date (unless otherwise specified) and in form and substance reasonably satisfactory to the Administrative Agent and the Issuers, in each case without reference to the Administrative Agent’s determination thereof:

(i)            an executed counterpart of this Agreement from the Applicant, the Administrative Agent and the Collateral Agent;

(ii)           (x) a certificate of the Secretary or Assistant Secretary of the Applicant dated as of the Execution Date attaching a true and complete copy of the resolutions of the board of directors (or equivalent governing body) of the Applicant (the “Applicant Governing Body”) with respect to this Agreement, including, without limitation, (A) approving this Agreement and the transactions contemplated hereby and (B) authorizing each applicable officer of the Applicant (or each other responsible Person) (each, an “Authorized Officer”) during the Issuance Period to take all such actions, to arrange for, execute and deliver any Request or Amendment Request with respect to Letters of Credit in an aggregate amount of up to the Facility Amount, supplemental agreements, instruments, amendments, extensions or other modification in the name and on behalf of the Applicant, which the applicable Authorized Officer determines in his/her sole judgment to be necessary, proper or advisable in connection with or in order to perform the Applicant’s obligations under any Facility Document or in connection with this Agreement, with the performance of any such act by any Authorized Officer during the Issuance Period to be conclusive evidence that the same has been authorized and approved by the Applicant and the Applicant Governing Body in every respect and (y) a certificate of the Secretary, Assistant Secretary or another responsible officer of the Applicant, dated as of the Execution Date attaching a true and complete copy of the Amended and Restated Declaration of Trust, dated as of the date hereof, among NRG Energy, Inc., as Depositor and in its individual capacity, Deutsche Bank Trust Company Americas, as Trustee, and Deutsche Bank Trust Company Delaware, as Delaware Trustee, including, without limitation, (A) approving the transactions contemplated by this Agreement and (B) authorizing the Trustee to take all such actions, to arrange for, execute and deliver any supplemental agreements, instruments, amendments, extensions or other modification in the name and on behalf of the Trust, which the Trustee determines in its sole judgment to be necessary, proper or advisable in connection with or in order to perform the Trust’s obligations under any Facility Document to which it is a party, including in connection with this Agreement, with the performance of any such act by the Trustee during the Issuance Period to be conclusive evidence that the same has been authorized and approved by the Trust and the Trust Governing Body in every respect;

(iii)          true, complete and accurate copies of the constituent documents of the Applicant and the Trust and an incumbency certificate with respect to the Authorized Officers for the Applicant, in each case, certified by an Authorized Officer, as in effect on the Execution Date;

(iv)          a certificate as to the good standing of each of the Applicant and the Trust, in each case, as of a recent date from the Secretary of State of the state of its organization;

(v)           to the extent requested by the Administrative Agent or any potential Issuer at least five (5) Business Days prior to the Execution Date, documentation and other information required under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the PATRIOT Act and, to the extent the Applicant qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Applicant, in each case, at least two (2) Business Days prior to the Execution Date;

(vi)         (x) a favorable written opinion of counsel to the Applicant, in form and substance reasonably satisfactory to the Administrative Agent, relating to such matters with respect to this Agreement and the transactions contemplated hereby as the Administrative Agent may reasonably request and which are customary for transactions of the type contemplated herein, (y) a favorable written opinion of counsel to the Trust, in form and substance reasonably satisfactory to the Administrative Agent, relating to such matters with respect to this Agreement and the transactions contemplated hereby as the Administrative Agent may reasonably request and which are customary for transactions of the type contemplated herein and (z) a favorable written opinion of counsel to the Trustee, in form and substance reasonably satisfactory to the Administrative Agent, relating to such matters with respect to this Agreement and the transactions contemplated hereby as the Administrative Agent may reasonably request and which are customary for transactions of the type contemplated herein;

(vii)        a certificate of a responsible officer of the Applicant, dated as of the Execution Date, confirming compliance with the condition set forth in Section 11A(d) below; and

(viii)        an executed counterpart of the Pledge Agreement from each of the Applicant, the Trust, the Securities Intermediary and the Collateral Agent.

(b)          The Applicant shall have established the NRG Collateral Account and the Trust shall have established the Trust Collateral Account, and substantially concurrently with the Execution Date, cash and/or Eligible UST Assets in an amount equal to the Minimum Collateral Base shall have been deposited in or credited to the Collateral Accounts.

(c)          All costs, fees, expenses (including, without limitation, reasonable and documented out-of-pocket legal fees and expenses) and other compensation, due and payable to the Agents and/or the Issuers shall have been paid to the extent due and invoiced at least one (1) Business Day prior to the Execution Date.

(d)          The representations and warranties of the Applicant contained in each Facility Document to which it is a party shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Execution Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or if applicable, in all respects) as of such earlier date).

11B.       Conditions to Effectiveness.

The obligations of the Issuers to issue Letters of Credit hereunder shall be subject to the satisfaction or waiver of the following conditions precedent (such initial date of satisfaction of such obligations being the “Effective Date”):

(a)          The Administrative Agent shall have received an executed counterpart to the Issuer Joinder Agreement from each Issuer party thereto, the Applicant, the Administrative Agent, the Collateral Agent and the Trust;

(b)          Concurrently with the execution and delivery of the Issuer Joinder Agreement, the Administrative Agent shall have received (x) a favorable written opinion of counsel to the Applicant, in form and substance reasonably satisfactory to the Issuers, relating to such matters with respect to the Issuer Joinder Agreement and the transactions contemplated thereby as the Issuers or the Administrative Agent may reasonably request, (y) a favorable written opinion of counsel to the Trust, in form and substance reasonably satisfactory to the Issuers, relating to such matters with respect to the Issuer Joinder Agreement and the transactions contemplated thereby as the Issuers or the Administrative Agent may reasonably request and (z) a favorable written opinion of counsel to the Trustee, in form and substance reasonably satisfactory to the Issuers, relating to such matters with respect to the Issuer Joinder Agreement and the transactions contemplated thereby as the Issuers or the Administrative Agent may reasonably request; and

(c)          The Dragon Acquisition Closing Date shall have occurred and the Applicant shall have provided written notice thereof to the Administrative Agent.

12.          Obligation Absolute. To the fullest extent permitted by applicable law, the obligations of the Applicant under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid or performed strictly in accordance with the terms of this Agreement under any and all circumstances, including, without limitation, the following circumstances:

(a)          the use of any Letter of Credit;

(b)          any lack of validity, correctness, genuineness, or enforceability of any Letter of Credit or any statement or other document relating to or presented under any Letter of Credit, even if such document should in fact prove to be invalid, insufficient, untrue, inaccurate, fraudulent or forged in any respect;

(c)          any amendment or waiver of or any consent to departure from the terms of this Agreement or any Letter of Credit (except to the extent of such amendment, waiver, consent or departure);

(d)          (i) the acts or omissions of the Beneficiary of any Letter of Credit, including the application of any payment made to such Beneficiary, and/or (ii) the existence of any claim, set-off, defense or other right which the Applicant, any other party guaranteeing, or otherwise obligated with, the Applicant, any Subsidiary or other affiliate thereof or any other Person may have at any time against any Beneficiary or any transferee of any Letter of Credit (or any Persons for whom such Beneficiary or any such transferee may be acting), the applicable Issuer, or any other Person, whether in connection with this Agreement or otherwise;

(e)          payment by the Issuer under any Letter of Credit against presentation of a draft or certificate which does not conform to the terms of such Letter of Credit;

(f)           the failure of any document or instrument to bear any reference or adequate reference to any Letter of Credit;

(g)          any failure to note the amount of any draft on any Letter of Credit or on any related document or instrument;

(h)          the failure by the Issuer to honor any drawing under any Letter of Credit, or to make any payment demanded under such Letter of Credit, on the ground that the demand for such payment does not conform to the terms and conditions of such Letter of Credit; provided that such failure shall not have constituted the gross negligence or willful misconduct of the Issuer;

(i)           any failure by the Issuer to make payment under any Letter of Credit as a result of any requirement of law, control or restriction rightfully or wrongfully exercised or imposed by any Governmental Authority;

(j)           any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit or a related draft or documents, except for errors or omissions caused by the Issuer’s gross negligence or willful misconduct;

(k)          any dispute or claim between or involving the Applicant and any Beneficiary;

(l)           any failure of the Beneficiary of any Letter of Credit to meet the obligations of such Beneficiary to either the Applicant or to any other person;

(m)         any lack of validity or enforceability of the obligation of the Applicant to any Beneficiary for which a Letter of Credit has been provided as security; or

(n)          any other act or omission to act or delay of any kind of the Issuer or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 12, constitute a legal or equitable discharge of the Applicant’s obligations hereunder.

The foregoing shall not be construed to excuse any Issuer from liability to the Applicant to the extent of any direct damages suffered by the Applicant that are caused by such Issuer’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment, in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is understood that each Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (A) the Issuer’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the Beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (B) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute bad faith, willful misconduct or gross negligence of the Issuer.

13.          Standard of Care. Notwithstanding other provisions of this Agreement or applicable law, no Issuer shall be liable to the Applicant for any action taken or omitted by such Issuer under or in connection with this Agreement, any Letter of Credit (or any Amendment thereto) or a related draft or documents, if done in the absence of gross negligence and willful misconduct and in accordance with any mandatory standard of care applicable under the Uniform Commercial Code of the State of New York, as in effect from time to time (the “UCC”) and the International Standby Practices 1998 (ISP98), as in effect from time to time (provided that in the event of a conflict, the applicable provisions of the UCC shall govern to the extent of such conflict).

14.          Payments.

(a)          Any payments not made by the Applicant when due under this Agreement shall bear interest for each day until paid at a rate per annum equal to the sum of (i) the Base Rate plus (ii) 2.00% per annum. All interest (as applicable) and fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days, except with respect to interest (as applicable) or fees calculated based upon the Base Rate, which shall be computed on the basis of the actual number of days elapsed in a year of 365 days.

(b)          All amounts due from the Applicant to any Issuer or Agent shall be paid to such Issuer or Agent by wire transfer in U.S. Dollars and in same day funds pursuant to wire transfer instructions delivered in writing to the Administrative Agent on or prior to the Effective Date, or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Administrative Agent.

(c)          If at any time or times any Issuer shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Applicant to such Issuer arising under, or relating to, this Agreement or the other Facility Documents, except for any such proceeds or payments received by such Issuer from the Administrative Agent or the Applicant pursuant to the terms of this Agreement, or (ii) payments from the Administrative Agent in excess of such Issuer’s ratable portion of all such distributions by the Administrative Agent, such Issuer shall promptly turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in same day funds, as applicable, for the account of all of the Issuers and for application to the Obligations in accordance with the applicable provisions of this Agreement

15.          Events of Default.

(a)          Each of the following shall be an “Event of Default” hereunder:

(i)            the Applicant shall fail to pay, or cause to be paid, any amount payable under Section 4(a) in full when due (provided that there shall be no Event of Default for failure to pay such amount if the Collateral Agent is able to satisfy such payment obligation pursuant to Section 4(b) within five (5) Business Days after such amount was due), or shall fail to pay, or cause to be paid, within five (5) Business Days after the due date thereof any other amount payable hereunder;

(ii)           the Applicant shall fail to observe or perform any term of any of its covenants or agreements contained in this Agreement (other than those covered by Section 15(a)(i) above) and such failure shall continue unremedied for a period of 45 days after notice thereof from the Administrative Agent, the Collateral Agent, or any Issuer to the Applicant;

(iii)          any representation, warranty, certification or statement made (or deemed made) by the Applicant in this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made);

(iv)         any Lien created pursuant to any Facility Document shall at any time for any reason not constitute a valid and perfected Lien, subject to no other Lien other than Permitted Liens, or the Applicant or the Trust shall so assert in writing, except as permitted by this Agreement or as a result of any action or inaction of the Collateral Agent;

(v)          a Change of Control Triggering Event shall occur;

(vi)         (A) dissolution of the Applicant or failure to maintain and preserve its corporate existence, (B) commencement by the Applicant of a voluntary case in bankruptcy or any other action or proceeding for any other relief under any law affecting creditors’ rights that is similar to a bankruptcy law or (C) consent by the Applicant, by answer or otherwise, to the commencement against it of an involuntary case in bankruptcy or any other such action or proceeding;

(vii)        the Applicant shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or a court of competent jurisdiction enters an order for relief or a decree in an involuntary case in bankruptcy or any other such action or proceeding, or a receiver, trustee or similar official is appointed, in respect of the Applicant or any of its property, and such order or decree is not dismissed or stayed, and such appointment is not terminated, on or before the day that is sixty (60) days after the entry thereof or if any such dismissal or stay ceases to be in effect;

(viii)       the Applicant shall fail to pay any principal of or interest or premium, if any, in each case in excess of the greater of (A) 1.5% of Total Assets and (B) $375,000,000 payable in respect of, any Indebtedness of the Applicant when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default shall occur under any agreement or instrument relating to any Indebtedness of the Applicant outstanding in an aggregate principal amount in excess of the greater of (A) 1.5% of Total Assets and (B) $375,000,000 and shall continue after the applicable grace period and receipt of any required notice, if any, specified in such agreement or instrument, if the effect thereof is to accelerate the maturity of such Indebtedness or otherwise to cause such Indebtedness to mature, or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof and other than by a regularly scheduled required prepayment or redemption other than (i) pursuant to customary asset sale provisions or (ii) delivery of a notice of voluntary prepayment or redemption; or

(ix)          any provision of this Agreement or any other Facility Document shall at any time for any reason cease to be valid and binding on the Applicant, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Applicant, or a final decision by a court, any governmental agency or other authority having jurisdiction over the Applicant shall establish the invalidity or unenforceability thereof, or the Applicant shall deny that it has any or further liability or obligation under this Agreement.

(b)         Upon the occurrence and during the continuance of an Event of Default, and upon every such occurrence and during such continuance, in addition to all rights and remedies set forth in this Agreement and/or otherwise available under applicable law, (x) the unused Commitments of the Issuers hereunder shall automatically terminate and (y) the Agents may, and at the direction of the Issuers then holding a majority of the L/C Outstandings, shall:

(i)           declare all amounts (whether direct or contingent) payable hereunder to be, and such amounts shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Applicant;

(ii)           apply, sell or otherwise liquidate and realize upon any and all funds, assets or property in the Collateral Accounts in satisfaction of the Obligations;

(iii)          do any acts which it deems proper to protect the Collateral as security hereunder, and collect and sue upon the Collateral and receive any payments due thereon or any damages thereunder, and apply all sums received in connection with the Collateral to the payment of the Obligations in such order as the Administrative Agent shall determine;

(iv)          require the Applicant to deliver to the Collateral Agent all documents in the possession of the Applicant relating to the Collateral, and the Applicant shall promptly take such actions and furnish to the Collateral Agent such documents as the Issuer deems necessary or appropriate, in its sole discretion, to enforce its rights with respect to the Collateral;

(v)          direct the Securities Intermediary to make all payments and deliveries under the Collateral directly to the Collateral Agent or its designee, and the Applicant shall, and shall direct the Trust to, upon request by the Collateral Agent and as applicable, execute and consent to all notices and directions given by the Collateral Agent to the Securities Intermediary, including transferring all Collateral to accounts maintained solely in the name of the Collateral Agent. For avoidance of doubt, the Collateral Agent may exercise remedies against the NRG Collateral Account (including any Collateral on deposit therein or credited thereto) and the Trust Collateral Account (including any Collateral on deposit therein or credited thereto) in such order as the Collateral Agent shall decide in its sole discretion and shall have no duty to marshall any Collateral;

(vi)         exercise, or cause the exercise of, the Applicant’s rights under or in respect of any Collateral; and/or

(vii)        exercise or cause the exercise of any other rights or remedies provided herein, in any document or instrument delivered pursuant hereto, under any other agreement or under applicable law (including, without limitation, any rights or remedies under the UCC).

(c)          each Agent may enforce its rights and remedies hereunder without prior judicial process or hearing, and the Applicant hereby expressly waives, to the fullest extent permitted by law, any right the Applicant might otherwise have to require any Agent to enforce its rights by judicial process. The Applicant also waives, to the fullest extent permitted by law, any defense the Applicant might otherwise have to the Obligations secured hereby arising from use of nonjudicial process, enforcement and sale of all or any portion of the Collateral or from any other election of remedies, in each case, to the extent permitted under the UCC.

(d)         If the Collateral is insufficient to cover the payment in full of all Obligations, the Applicant shall remain liable for any deficiency.

(e)          The powers conferred on each Agent hereunder are solely for its benefit and for the benefit of the Issuers and do not impose any duty on any Agent to exercise any such powers. Following an Event of Default, the Collateral Agent shall have no duty of care as a secured party hereunder to the Applicant as to any Collateral or with respect to the taking of any necessary steps to preserve rights against other parties or any other obligations pertaining to the Collateral, other than as may be expressly required by the UCC. The Applicant waives all rights whatsoever against each Agent for any loss, expense, liability or damage suffered by the Applicant as a result of actions taken by any such Agent as secured party pursuant to this Agreement or any other Facility Document, except to the extent caused by the gross negligence or willful misconduct of such Agent, as determined by a court of competent jurisdiction in a non-appealable final judgment.

(f)          The Applicant hereby expressly waives, to the fullest extent permitted by law, every statute of limitation, right of redemption, any moratorium or redemption period, any limitation on a deficiency judgment, and any right which it may have to direct the order in which any of the Collateral shall be disposed of in the event of any disposition pursuant hereto.

(g)          Each of the Issuers agrees that it shall not, unless specifically requested to do so by the Administrative Agent or the Collateral Agent, take or cause to be taken any action to enforce its rights under this Agreement or any Facility Document or against the Applicant.

16.          Amendments; Waivers. Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and signed by each of the Applicant, the Administrative Agent and the Majority Issuers, and shall be effective only in the specific instance and for the specific purpose for which it is given; provided that no such amendment, supplement or waiver shall increase or extend the Commitment of any Issuer without the written consent of such Issuer (it being understood that such increase may be effected solely with the consent of the Applicant and such Issuer); provided, further, that no such amendment, supplement or waiver shall, unless in writing and signed by all of the affected Issuers, the Administrative Agent and the Applicant, do any of the following:

(i)            postpone or delay any date fixed by this Agreement or any other Facility Document for any payment of interest, fees or other amounts due to the Issuers (or any of them) hereunder or under any other Facility Document;

(ii)           reduce the principal of, or the rate of interest specified herein on any Obligation, or any fees or other amounts payable hereunder or under any other Facility Document;

(iii)          change the percentage of the Commitments or of the aggregate unpaid amount of the Obligations which is required for the Issuers or any of them to take any action hereunder;

(iv)         amend this Section or any provision of this Agreement providing for consent or other action by all Issuers;

(v)          change the definition of “Majority Issuers”;

(vi)          reduce the Minimum Collateral Base or amend any component definition thereof that would have the effect of reducing the Minimum Collateral Base; or

(vii)         increase the Facility Amount;

provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, affect the rights or duties of the Administrative Agent or the Collateral Agent under this Agreement or any other Facility Document.

Notwithstanding the foregoing, (x) the consent of the Issuers shall not be required for any amendment (i) to cure any mutually identified ambiguity or correct any mutually identified mistake or (ii) to correct or supplement any provision of this Agreement that may be defective or inconsistent with any other provision of this Agreement, the Facility Agreement or the Trust Declaration and (y) after the execution and delivery of the Issuer Joinder Agreement, Schedule I attached hereto may be amended from time to time with respect to any Issuer solely with the written consent of the Applicant and such Issuer (and notice thereof to the Administrative Agent), and no other consent will be required hereunder to establish, increase or decrease the Commitments of such Issuer; it being understood that the Applicant and the Administrative Agent shall be permitted to make technical amendments to this Agreement as may be necessary or appropriate in the reasonable opinion of the Applicant and the Administrative Agent to reflect any such newly established or increased Commitments of an Issuer; provided however, that, if any amendment to Schedule I attached hereto shall cause the Facility Amount to exceed $874,000,000, such amendment shall be subject to the consent requirement under clause (vii) above.

In the case of any waiver, the Applicant and the Issuers shall be restored to their former positions and rights hereunder and any Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

Notwithstanding anything herein to the contrary, during such period as an Issuer is a Defaulting Issuer, to the fullest extent permitted by applicable law, such Defaulting Issuer shall not be entitled to vote in respect of waivers, amendments or modifications to any Facility Document and the Commitment and the Obligations of such Defaulting Issuer hereunder shall not be taken into account in determining whether the Majority Issuers or all of the Issuers, as required by this Section 16 or otherwise, have approved any such waiver, amendment or modification (and the definition of “Majority Issuers” will automatically be deemed modified accordingly for the duration of such period); provided that any such waiver, amendment or modification that would increase or extend the Commitment of such Defaulting Issuer, extend the date fixed for the payment of interest or other amounts owing to such Defaulting Issuer hereunder, reduce the principal amount of any Obligation owing to such Defaulting Issuer, reduce the rate of interest on any Obligation owing to such Defaulting Issuer or of any fee payable to such Defaulting Issuer hereunder, or alter the terms of this proviso, shall require the prior written consent of such Defaulting Issuer.

17.          The Agents.

(a)          Appointment and Authorization. Applicant requests the Administrative Agent and Collateral Agent to enter into this Agreement and the Pledge Agreement prior to the Issuer Joinder Agreement and authorizes the Administrative Agent to enter into the Issuer Joinder Agreement. Each Issuer hereby designates and appoints each of the Administrative Agent and the Collateral Agent (the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) as its agent under this Agreement and the other Facility Documents, and each Issuer hereby irrevocably authorizes the Agents to take such actions on its behalf under the provisions of this Agreement and each other Facility Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Facility Document, together with such powers as are reasonably incidental thereto. Each Agent is hereby authorized to execute, deliver and perform each of the Facility Documents to which the Administrative Agent or the Collateral Agent, as the case may be, is a party. Each Agent agrees to act as such on the express conditions contained in this Section 17. The provisions of this Section 17 are solely for the benefit of the Agents and the Issuers and the Applicant shall not have any rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Facility Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Issuer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Facility Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Notwithstanding the foregoing, prior to the execution and delivery of the Issuer Joinder Agreement, each Agent shall be entitled to rely on instructions delivered to such Agent by the Applicant in connection with the taking of any actions under the provisions of this Agreement and each other Facility Document; provided that immediately upon the execution and delivery of the Issuer Joinder Agreement, each Agent shall thereafter act hereunder as directed by the Issuers as set forth herein.

(b)          Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it and shall not be liable for the negligence or misconduct of a sub-agent appointed with due care. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 17 shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. The parties hereto acknowledge that as of the Execution Date, the Collateral Agent has appointed Credit Suisse Securities (USA) LLC, in its capacity as Calculation Agent (as defined in the Calculation Agency Agreement), as sub-agent for purposes of (i) determining the fair market value of Eligible UST Assets under Section 6(a), if necessary, and (ii) the duties under Section 6(d)(i) and Section 6(d)(ii) of this Agreement, together with such powers as are reasonably incidental thereto.

(c)          Liability of Agents. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Facility Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Issuers for any recital, statement, representation or warranty made by the Applicant or affiliate of the Applicant, or any officer thereof, contained in this Agreement or in any other Facility Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Facility Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document, or for any failure of the Applicant or any other party to any Facility Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Issuer to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Facility Document, or to inspect the properties, books or records of the Applicant. The Agents shall not be responsible for and make no representation as to the existence, genuineness, value or protection of any Collateral, for the legality, effectiveness or sufficiency of the Pledge Agreement or for the creation, perfection, priority, sufficiency or protection of any liens securing the Obligations. Nothing herein shall require the Agents to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created as described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Facility Document) and such responsibility shall be solely that of the Applicant. No Agent shall incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, pandemic, epidemic, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility). The Agents shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or under any other Facility Document.

(d)          Reliance by Agent. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Applicant), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action or exercising any discretion or right under this Agreement or any other Facility Document unless it shall first receive such advice or concurrence of the Majority Issuers as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Issuers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action; provided, that the Agents shall not be required to take any action that would violate any Facility Document or applicable law. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Facility Document in accordance with a request or consent of the Majority Issuers (or all Issuers if so required by Section 16) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Issuers. The Agents may consult with legal counsel of its own choosing, at the expense of the Applicant, as to any matter relating to the Facility Documents, and the Agents shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

(e)          Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Event of Default, unless such Agent shall have received written notice from an Issuer or the Applicant in accordance with the provisions of Section 18, referring to this Agreement, describing such Event of Default and stating that such notice is a “notice of default.” The applicable Agent will notify the Issuers of its receipt of any such notice. The Agents shall take such action with respect to such Event of Default as may be requested by the Majority Issuers in accordance with Section 15; provided, however, that unless and until the Agents have received any such request, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable.

(f)           Credit Decision. Each Issuer acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent hereinafter taken, including any review of the affairs of the Applicant and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Issuer. Each Issuer represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Applicant, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Applicant. Each Issuer also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Facility Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Applicant. Except for notices, reports and other documents expressly herein required to be furnished to the Issuers by an Agent, no Agent shall have any duty or responsibility to provide any Issuer with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Applicant which may come into the possession of any of the Agent-Related Persons.

(g)          Indemnification. Whether or not the transactions contemplated hereby are consummated, the Issuers shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Applicant and without limiting the obligation of the Applicant to do so), in accordance with their Pro Rata Shares, from and against any and all indemnified liability pursuant to Section 10; provided, however, that no Issuer shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Issuer shall reimburse each Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Facility Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Applicant. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the applicable Agent.

(h)          Agent in Individual Capacity. Deutsche Bank Trust Company Americas and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Applicant and its Subsidiaries and affiliates as though Deutsche Bank Trust Company Americas were not an Agent hereunder and without notice to or consent of the Issuers. Deutsche Bank Trust Company Americas or its affiliates may receive information regarding the Applicant and its affiliates (including information that may be subject to confidentiality obligations in favor of the Applicant) and acknowledge that the Agents and Deutsche Bank Trust Company Americas shall be under no obligation to provide such information to them.

(i)           Successor Agent. Any Agent may resign as Administrative Agent and/or Collateral Agent, as applicable, upon at least thirty (30) days’ prior written notice to the Issuers and the Applicant, such resignation to be effective upon the acceptance of a successor agent to its appointment as Administrative Agent or Collateral Agent, as applicable. Subject to the foregoing, if any Agent resigns under this Agreement, the Majority Issuers shall appoint from among the Issuers a successor agent for the Issuers. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Issuers and the Applicant, a successor agent from among the Issuers, or, at the expense of the Applicant, apply to a court of competent jurisdiction for the appointment of a successor. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Administrative Agent” and/or “Collateral Agent”, as applicable, shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 17 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

18.          Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing (including as a “.pdf” attachment to an electronic mail) and shall be deemed to have been duly given or made (a) on the date of receipt if delivered by hand or overnight courier service or sent by fax, (ii) on the date five Business Days after dispatch by certified or registered mail if mailed, (iii) upon acknowledgement of receipt (in writing or orally), if delivered by electronic mail or any other telecommunications device, in the case, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

Address for communications to the Applicant:

NRG Energy, Inc.
804 Carnegie Center

Princeton, NJ 08540

Attention: Treasurer, Chief Financial Officer and General Counsel

E-Mail: ogc@nrg.com

With a copy (which shall not constitute notice) to:

Baker Botts, L.L.P.,

30 Rockefeller Plaza
New York, NY 10112

Attention: Martin Toulouse

Telephone No.: (212) 408-2559

E-Mail: martin.toulouse@bakerbotts.com

Address for communications to the Administrative Agent:

Deutsche Bank Trust Company Americas
Trust and Agency Services
60 Wall Street, 24th Floor
MS NYC60-2410
New York, New York 10005
Attention: Project Finance Agency Services – NRG Energy Inc. LC Facility, SF3734
Fax: (646) 961-3317

19.          Costs and Expenses. The Applicant agrees to pay, from time to time, promptly upon demand, all reasonable and documented out-of-pocket costs and expenses of the Agents and the Issuers (including reasonable fees and disbursements of Latham & Watkins LLP, counsel to the Issuers, and Holland & Knight LLP, as counsel to the Agents), in connection with the negotiation, preparation, execution and delivery of this Agreement and all Letters of Credit, as well as in connection with the enforcement of, and preservation of rights under, and ongoing advice, administration, and any modifications or amendments with respect to, this Agreement.

20.          No Waiver; Remedies Cumulative. No failure to exercise, and no delay in exercising any right, power or remedy under this Agreement or any other document executed and delivered in connection herewith shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law or in equity. No waiver or approval by any Agent or any Issuer shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. None of any Agent, any Issuer nor any of their respective Related Parties shall be liable for any loss of any or all of the Collateral in the absence of gross negligence, fraud or willful misconduct (as determined by a court of competent jurisdiction in a final and non- appealable decision) on the part of any such person or entity.

21.          Successors and Assigns. This Agreement shall be binding upon each party hereto and its successors and permitted assigns and shall inure to the benefit of and be enforceable by each party hereto, its successors and permitted assigns. The Applicant shall not transfer or otherwise assign any of its obligations under this Agreement and any assignment in violation of this Section 21 shall be null and void. Each Issuer may transfer or otherwise assign its rights and obligations under this Agreement to one or more assignees (other than any natural person, the Applicant or any of the Applicant’s affiliates); provided that each of the Administrative Agent and the Applicant must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); provided that the consent of the Applicant shall not be required to any such assignment (i) during the continuance of any Event of Default or (ii) to any affiliate of such Issuer or to any other Issuer or any affiliate of another Issuer.

The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Applicant, shall maintain at one of its offices in the United States a copy of each assignment delivered to it and a register for the recordation of the names and addresses of the Issuers, and principal amounts (and stated interest) of the drawings on each Letter of Credit issued by, each Issuer pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Applicant, the Administrative Agent and the Issuers shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as an Issuer hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Applicant and any Issuer, at any reasonable time and from time to time upon reasonable prior notice.

Notwithstanding the foregoing, each Issuer may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure its obligations, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this paragraph shall not apply to any such pledge or assignment of a security interest.

22.          Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

23.          Right of Set-off. If an Event of Default shall have occurred and be continuing, each Issuer is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final, including, without limitation, any amount held by the Issuer pursuant to this Agreement or otherwise) at any time held and other indebtedness at any time owing by the Issuer to or for the credit or the account of the Applicant against any and all of the Obligations (now or hereafter existing) that are due and payable hereunder or under any related document. The rights of the Issuers under this Section 23 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that any Issuer may have.

24.          Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature to this Agreement or any notice or other document delivered in connection herewith may be delivered by electronic mail (including pdf) or any electronic signature complying with the Electronic Signatures in Global and National Commerce Act, the New York Electronic Signature and Records Act or the Uniform Electronic Transaction Act, or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement.

Each party hereto represents and warrants to the other party hereto that it has the corporate capacity and authority to execute this Agreement through electronic means and that there are no restrictions for doing so in that party’s constitutive documents.

25.          Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

26.          Submission to Jurisdiction. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS (“PROCEEDING”) RELATING TO THIS AGREEMENT OR ANY LETTER OF CREDIT, EACH OF THE APPLICANT, EACH AGENT AND EACH ISSUER IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE ANY JURISDICTION OVER SUCH PARTY. EACH PARTY HEREBY AGREES THAT PROCESS SHALL BE DEEMED SERVED IF SENT TO ITS ADDRESS GIVEN FOR NOTICES UNDER THIS AGREEMENT AND THAT NOTHING IN THIS AGREEMENT SHALL AFFECT ANY AGENT’S OR ANY ISSUER’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE APPLICANT HEREBY AGREES THAT FINAL JUDGMENT AGAINST IT IN ANY ACTION OR PROCEEDING SHALL BE ENFORCEABLE IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES BY SUIT ON THE JUDGMENT.

27.          Waiver of Jury Trial. THE APPLICANT, EACH AGENT AND EACH ISSUER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY PROCEEDING RELATING TO THIS AGREEMENT OR ANY LETTER OF CREDIT OR ANY COUNTERCLAIM THEREIN.

28.          Waiver of Special, Punitive or Exemplary Damages. Each party waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, indirect, exemplary, punitive or consequential damages (as opposed to direct or actual damages) in any Proceeding relating to this Agreement or any Letter of Credit.

29.          PATRIOT Act and Beneficial Ownership Regulation Notice. Each Issuer hereby notifies the Applicant that pursuant to the requirements of the PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Applicant (and related information), which information includes the name and address of the Applicant and other information that will allow it to identify the Applicant in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. The Applicant shall, and shall cause each of its Subsidiaries to, provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Issuer in order to assist it in maintaining compliance with the PATRIOT Act and the Beneficial Ownership Regulation.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Agents. Accordingly, each of the parties agree to provide to the Agents, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Agents to comply with Applicable AML Law.

30.          Time. All references in this Agreement to a time of day refer to the time in New York City.

31.          Termination.

(a)            This Agreement shall terminate upon the earlier of (i) November 15, 2023, (ii) the occurrence of an Acquisition Triggering Event (as defined in the Facility Agreement) and (iii) at any time after the first anniversary of the Effective Date, the Applicant terminating this Agreement upon ten (10) days’ prior written notice to the Administrative Agent if there are no L/C Outstandings with respect to which arrangements satisfactory to the applicable Issuer have not been made (the “Termination Date”); provided that in any event, Sections 8, 9, 10, 13, 15(c)-(f), 18, 19, 20, 22, 25, 26, 27 and 28 shall survive the termination of this Agreement. Upon termination of this Agreement, an amount equal to the excess of (A) cash and Eligible UST Assets provided by the Applicant on deposit in the Collateral Accounts (including all interest thereon) on the date of such termination, over (B) any outstanding Obligations of the Applicant, including, without limitation, L/C Outstandings and outstanding fees and expenses, shall be promptly returned to the Applicant.

(b)          Upon not less than three (3) Business Days’ prior written notice to the Administrative Agent, the Applicant shall have the right, at any time or from time to time, without premium or penalty to permanently terminate the Total Unutilized L/C Commitment in whole, or reduce it in part, pursuant to this Section 31(b), in integral multiples of $50,000 in the case of partial reductions to the Total Unutilized L/C Commitment; it being understood and agreed upon such termination the Facility Amount shall be reduced in an amount equal to amount of the Total Unutilized L/C Commitment termination or reduction. Each termination or reduction of the Total Unutilized L/C Commitment pursuant to this Section 31(b) shall be applied to the Commitments of one or more Issuers as directed by the Applicant. Any notice of termination or reduction of the Total Unutilized L/C Commitment pursuant to this Section 31(b) may state that such termination or reduction is conditioned upon the effectiveness of other credit facilities, liquidity facilities or any other event, in which case such notice may be revoked by the Applicant (by notice to the Administrative Agent on or prior to the specified termination or reduction date) if such condition is not satisfied.

32.          Entire Agreement. This Agreement, together with the exhibits hereto and all documents delivered pursuant to Section 3, as the case may be, represents the agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agents, the Issuers or the Applicant relative to subject matter hereof not expressly set forth or referred to herein.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed, all as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent and Collateral Agent

By:	/s/ Bridgette Casasnovas
Name: Bridgette Casasnovas
Title: Vice President

By:	/s/ Jacqueline Bartnick
Name: Jacqueline Bartnick
Title: Director

[Signature Page to Letter of Credit Facility Agreement]

NRG ENERGY, INC., as the Applicant

By:	/s/ Gaëtan C. Frotté
Name: Gaëtan C. Frotté
Title: Senior Vice President and Treasurer

[Signature Page to Letter of Credit Facility Agreement]

SCHEDULE I

COMMITMENTS

Issuers	Commitment
[______]	$[_____]
[______]	$[_____]
[______]	$[_____]
[______]	$[_____]
[______]	$[_____]
[______]	$[_____]
[______]	$[_____]

Exhibit A

FORM OF REQUEST FOR LETTER OF CREDIT

[NAME OF ISSUER]
[_________]
[_________]
Attention: [_________]
Facsimile No.: [_________]
E-Mail: [_________]

[INSERT DATE]

Ladies and Gentlemen:

Reference is hereby made to the Letter of Credit Facility Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of December 2, 2020, by and among NRG Energy, Inc., a Delaware corporation (the “Applicant”), the financial institutions from time to time parties thereto each in the capacity as the issuer of Letters of Credit thereunder, including [____] (the “Issuer”), and Deutsche Bank Trust Company Americas, as administrative agent for the Issuers (in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”). All capitalized terms used but not defined herein have the respective meaning assigned thereto in the Agreement.

Pursuant to Section 3 of the Agreement, the undersigned hereby requests that the Issuer (or any of the Issuer’s affiliates or branches) issue (or continue) for the account of the Applicant [and ______]1 [____]2 Letter(s) of Credit, in the aggregate principal amount of $[____] and in the form(s) attached hereto, for the benefit of the Beneficiary(ies) and in the amount set forth in such form(s).

The Applicant hereby agrees and acknowledges the Issuer’s obligation to effect such issuance (or continuance) shall be subject in all events to satisfaction of the conditions precedent set forth in Section 3 of the Agreement, including without limitation, satisfaction of the Applicant’s obligation set forth in Section 5(a) of the Agreement.

This notice shall be deemed part of the Agreement and shall be subject to all the terms and conditions set forth therein.

[Signature page follows]

1 Insert name of Subsidiary(ies) or Minority Investment(s) that would be co-applicant, if desired by NRG.

2 Insert number of Letters of Credit being requested.

[Request for Letter of Credit]

NRG ENERGY, INC., as the Applicant

By:
Name:
Title:

[Signature Page to Request for Letter of Credit]

Exhibit B

FORM OF REQUEST FOR AMENDMENT TO EXISTING LETTER OF CREDIT

[NAME OF ISSUER]
[_________]
[_________]
Attention: [_________]
Facsimile No.: [_________]
E-Mail: [_________]

[INSERT DATE]

Ladies and Gentlemen:

Reference is hereby made to:

(a)            the Letter of Credit Facility Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of December 2, 2020, by and among NRG Energy, Inc., a Delaware corporation (the “Applicant”), financial institutions from time to time parties thereto each in the capacity as the issuer of Letters of Credit thereunder, including [____] (the “Issuer”), and Deutsche Bank Trust Company Americas, as administrative agent for the Issuers (in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”); and

(b)            Letter of Credit No. [__________], issued on [__________] in the aggregate principal amount of $[__________] for the benefit of [ADD BENEFICIARY INFORMATION] [, as amended on [__________]]3 (the “Letter of Credit”).

Pursuant to Section 3 of the Agreement, the undersigned hereby requests that the Issuer (or any of the Issuer’s affiliates or branches) amend the Letter of Credit as follows:

[INSERT REQUESTED AMENDMENTS]

The Applicant hereby agrees and acknowledges that the Issuer may elect to so amend the Letter of Credit in a form reasonably satisfactory to the Issuer, and that, if the Issuer so elects, the Issuer’s obligation to effect such amendment shall be subject in all events to satisfaction of the conditions precedent set forth in Section 3 of the Agreement, including without limitation, satisfaction of the Applicant’s obligation set forth in Section 5(a) of the Agreement.

All capitalized terms used but not defined herein have the meaning assigned thereto in the Agreement.

This notice shall be deemed part of the Agreement and shall be subject to all the terms and conditions set forth therein.

[Signature page follows]

3 Include this information if the referenced Letter of Credit has been previously amended.

NRG ENERGY, INC., as the Applicant

By:
Name:
Title:

Exhibit C

FORM OF ACTIVITY REPORT

[See attached]